                         CARTER HAWLEY HALE STORES, INC.

             6-1/4% Convertible Senior Subordinated Notes Due 2000

                             REGISTRATION AGREEMENT


                                                              New York, New York
                                                               December 21, 1993


Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

   Carter Hawley Hale Stores, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to a purchaser (the "Purchaser"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), its 6-1/4% Convertible Senior Subordinated Notes due 2000 (the "Securities") (the "Initial Placement"). As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Securities and the Converted Securities (as defined below) (including you) (each of the foregoing a "Holder" and together the "Holders"), as follows:

                              W I T N E S S E T H:

   WHEREAS, the Company and Continental Bank, National Association (the "Trustee") have entered into an indenture, dated as of December 21, 1993 (as it may be amended from time to time, the "Indenture"), relating to $125,000,000 aggregate principal amount of Securities and an option relating to $18,750,000 aggregate principal amount of additional Securities;

   WHEREAS, Section 6.17 of the Indenture provides that, unless, after the Closing Date, the Company complies with certain conditions relating to the filing and effectiveness of a shelf registration statement with respect to the Securities and the Converted Securities, the per annum interest rate on the Securities will be adjusted by the percentage specified in the Indenture;

   WHEREAS, as provided in Section 6.17 of the Indenture, the Company has agreed to enter into this Agreement; and

   NOW, THEREFORE, the parties hereto hereby agree as follows:
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   1.  Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

   "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Affiliate" of any specified person means any other person, directly or indirectly controlling or controlled by, or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Closing Date" has the meaning set forth in the Purchase Agreement.

   "Commission" means the Securities and Exchange Commission.

   "Common Stock" shall mean the common stock, $.01 par value, of the Company.

   "Converted Securities" shall mean Securities which have been duly converted into shares of Common Stock.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Final Memorandum" has the meaning set forth in the Purchase Agreement.

   "Holder" has the meaning set forth in the preamble hereto.

   "Initial Placement" has the meaning set forth in the preamble hereto.

   "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement.

   "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

   "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or Converted Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post- effective amendments.





[L120333.4]                                                              2

   "Securities" has the meaning set forth in the preamble hereto.

   "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

"Shelf Registration Period" has the meaning set forth in Section 2(b) hereof.

   "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities or Converted Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

   "Trustee" means the trustee with respect to the Securities under the Indenture.

   "underwriter" means any underwriter of Securities or Converted Securities in connection with an offering thereof under a Shelf Registration Statement.

   2.  Shelf Registration.

   (a) The Company agrees that (i) it shall prepare and, not later than 45 days following the Closing Date, shall file with the Commission, a Shelf Registration Statement providing for resales of the Securities and the Converted Securities by the Holders thereof; and (ii) within 90 days of the Closing Date such Shelf Registration Statement shall be declared effective by the Commission.

   (b) The Company shall keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the Closing Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been registered and sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period").

   (c) A Shelf Registration Statement pursuant to Section 2.1 hereof will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Securities or Converted Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, and instead shall be deemed to have been declared effective at such time as the offering of Securities and Converted Securities pursuant to such Registration Statement may resume.

   3. Registration Procedures. In connection with the obligations of the Company pursuant to Section 2 hereof, the Company shall have the following obligations:





[L120333.4]                                                             3

   (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you or your counsel reasonably may propose.

   (b) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement is available for the sale of the Securities or the Converted Securities, as the case may be, by the Selling Holders, (iii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; (v) any Shelf Registration Statement complies as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith; and (vi) it prepares and files with the Commission such amendments and post-effective amendments to such Shelf Registration Statement effective for the applicable period specified in Section 2 and cause such Prospectus to be supplemented, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act.

   (c) (1) The Company shall advise you and the Holders and, if requested by you or any such Holder, confirm such advice in writing:

     (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

     (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

   (2) The Company shall promptly advise you and the Holders and, if requested by you or any such Holder, confirm such advice in writing:

     (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;





[L120333.4]                                                             4
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     (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (iii) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); and

     (iv) if between the effective date of such Registration Statement and the closing of any sale of Securities or Converted Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreements or other sales agreement or similar agreement relating to the Offering cease to be true and correct in all material respects.

   (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

   (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

   (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

   (g) Prior to any offering of securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the





[L120333.4]                                                             5
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  offer and sale in such jurisdictions of the securities covered by such Shelf
  Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

   (h) The Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities or Converted Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Shelf Registration Statement.

   (i) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (j) Not later than the effective date of any Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities registered under such Shelf Registration Statement, and provide the applicable trustee with printed certificates for such Securities, in a form eligible for deposit with The Depository Trust Company.

   (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

   (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be qualified in accordance with the terms of the Trust Indenture Act and execute, and use its best efforts to cause the Trustee to execute all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

   (m) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement.





[L120333.4]                                                             6
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   (n)   The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

   (o) The Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 5 from Holders of Securities to the Company).

   (p) The Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and





[L120333.4]                                                             7
  covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwritings, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this
  Section 3(p) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

   4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Such expenses shall include but not be limited to the following: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriter or Holders in connection with blue sky qualification of any of the Notes or Converted Securities), (iii) all expenses of any persons in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements and other documents relating to the performance of and compliance with this Agreement; (iv) all rating agency fees; (v) all fees associated with listing of the Converted Securities with the New York Stock Exchange; and (vi) the fees and disbursements of counsel for the Company and of independent public accountants of the Company, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance.

   5. Indemnification and Contribution. (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including each Purchaser), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or





[L120333.4]                                                             8
alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   The Company also agrees to indemnify or contribute to Losses of, as provided in Section 5(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Purchaser and the selling Holders provided in this
Section 5(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(o) hereof.

   (b) Each Holder of securities covered by a Shelf Registration Statement (including each Purchaser) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

   (c) Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the





[L120333.4]                                                             9
indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

   (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Purchaser or any subsequent Holder of any Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of additional interest which the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement which resulted in such Losses. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were





[L120333.4]                                                            10
determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

   (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in
Section 5 hereof, and will survive the sale by a Holder of securities covered by a Shelf Registration Statement.

   6.  Miscellaneous.

   (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

   (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Purchaser hereunder, the Company shall obtain the written consent of each such Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Shelf Registration Statement.

   (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first- class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

     (1) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 6(c), which





[L120333.4]                                                            11
  address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc;

     (2) if to you, initially at the respective address set forth in the Purchase Agreement; and

     (3) if to the Company, initially at its address set forth in the Purchase Agreement.

   All such notices and communications shall be deemed to have been duly given when received.

   The Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

   (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

   (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

   (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

   (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

   (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be





[L120333.4]                                                            12

  Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

   (j) The sole and exclusive remedy of you and the Holders for any failure of the Company to perform any of its obligations under Section 2 hereof shall be as set forth in Section 6.17 of the Indenture.

   Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                        Very truly yours,

                                        CARTER HAWLEY HALE STORES, INC.



                                        By:  ______________________________
                                             Name:
                                             Title:


Accepted in New York, New York

December __, 1993

SALOMON BROTHERS INC

By:  SALOMON BROTHERS INC



By:  ___________________________
     Title:





[L120333.4]                                                            13